SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2007

PLASTINUM POLYMER TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52128	20-4255141
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

c/o 245 Park Avenue
New York, New York 10167

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 792-4030

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 6, 2007, the Registrant entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors, pursuant to which the Registrant issued an aggregate of 17,550 shares of Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred Stock”) at a price of $100.00 per share for a total consideration of $1,755,000. The Series B-1 Preferred Stock is a sub-series of Series B Convertible Preferred Stock (the “Series B Preferred Stock”). Pursuant to the Purchase Agreement, the Registrant may sell and issue up to 120,000 shares of Series B Convertible Preferred Stock (including those sold on November 6, 2007).

Pursuant to the Purchase Agreement, each Investor also received a Warrant for the purchase of shares of Common Stock and the Registrant entered into a Registration Rights Agreement.

The terms of the Series B-1 Preferred Stock and additional information about the Purchase Agreement, the Registration Rights Agreement and the Warrant is provided under Item 3.02 of this Form 8-K which is incorporated herein by reference in its entirety.

Item 3.02. Unregistered Sales of Equity Securities.

On November 6, 2007, the Registrant issued an aggregate of 17,550 shares of Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred Stock”) at a price of $100.00 per share (the “Purchase Price”) to certain non-U.S. investors (the “Investors”) in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to a Securities Purchase Agreement with the Investors (the “Purchase Agreement”). A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Series B-1 Preferred Stock is convertible into shares of Common Stock at an initial conversion price of $0.38 per share, subject to adjustment as contained in the Certificate of Designation for the Series B-1 Preferred Stock, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

The Series B-1 Preferred Stock accrues dividends at an annual rate of the Wall Street Journal Prime Rate then in effect, but not less than 8% or greater than 10% per annum, payable quarterly, either in cash or, at the Registrant’s election, shares of the Registrant’s capital stock.

The Registrant may, on or after November 1, 2008 and upon at least 30 days notice, redeem the Series B-1 Preferred Stock in full at the Purchase Price plus any accrued but unpaid dividends, subject to the Investor’s conversion rights. Conversely, in the event of a Change of Control (as defined in the Purchase Agreement), or at the Investor’s option at any time on or after November 1, 2010 and upon 45 days notice from an Investor to the Registrant, the Registrant is required to redeem the Series B-1 Preferred Stock for the Purchase Price plus any accrued but unpaid dividends.

Pursuant to the Purchase Agreement, each Investor also received a Warrant (collectively, the “Warrants”), exercisable for a five year period from the Closing under the Purchase Agreement, to purchase shares of Common Stock in an amount up to 30% of the shares of Common Stock into which the Series B-1 Preferred Stock purchased by such Investor may be exercised at an initial exercise price of $0.57 per share of Common Stock, subject to adjustment as contained in the Warrant, the form of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

In connection with the Purchase Agreement, the Registrant entered into a Registration Rights Agreement (a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference). Pursuant to the Registration Rights Agreement, the Registrant is obligated to register for resale under the Securities Act the shares of Common Stock issuable upon conversion of the Series B-1 Preferred Stock and exercise of the Warrants within ninety days of the Closing under the Purchase Agreement.

Item 8.01 Other Events.

On November 6, 2007, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description of Exhibit

3.1	Certificate of Designation of Series B-1 Convertible Preferred Stock
3.2	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release issued by the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLASTINUM POLYMER TECHNOLOGIES CORP.

Dated: November 8, 2007	By: /s/ Jacques Mot
Jacques Mot
President and CEO